Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Telecom Communications, Inc. (the “Company”) on Form 10-KSB for the year ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-KSB”), I, Alan R. Lun, CEO, and President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Form 10-KSB complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 o(d)); and;

2. The information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 28, 2007

/s/ Alan R.. Lun
Alan R. Lun, CEO, and President